                                                              Exhibit (h)(8)(B)
                                  Appendix A

                                     Fees

           Funds of the Trust with Class,                 Administration Fee
                   if applicable                        (as % of net assets)/1/
-----------------------------------------------------   ----------------------
Fund                                   Class                    Total
----                          -----------------------   ----------------------
Money Market                  N/A                                0.38

Institutional Money Market    Institutional                      0.05
                              Premium                            0.10
                              Select                             0.15
                              Aon Captives                       0.05
                              Trust                              0.38

Prime Money Market            Institutional                      0.05
                              Premium                            0.10
                              Select                             0.15
                              Trust                              0.38

Government Money Market       Institutional                      0.05
                              Premium                            0.10
                              Select                             0.15
                              Trust                              0.38

Treasury Money Market         Institutional                      0.05
                              Premium                            0.10
                              Select                             0.15
                              Trust                              0.38

LifePath Retirement
Portfolio                     Class I                            0.50
                              Class R                            0.50

LifePath 2010 Portfolio       Class I                            0.50
                              Class R                            0.50
                              Class S                            0.15
--------
/1/ Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

           Funds of the Trust with Class,                 Administration Fee
                   if applicable                        (as % of net assets)/1/
-----------------------------------------------------   ----------------------
Fund                                   Class                    Total
----                          -----------------------   ----------------------
LifePath 2020 Portfolio       Class I                            0.50
                              Class R                            0.50
                              Class S                            0.15

LifePath 2030 Portfolio       Class I                            0.50
                              Class R                            0.50
                              Class S                            0.15

LifePath 2040 Portfolio       Class I                            0.50
                              Class R                            0.50
                              Class S                            0.15

S&P 500 Stock                 N/A                                0.15

Bond Index                    N/A                                0.15

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on May 17, 2007.

                                      A-2